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                                                                    Exhibit 10.1


                                 LEASE AGREEMENT

         This lease agreement ("Lease") is made and entered into as of the 1st day of May, 1998, at Nelsonville, Ohio, by and between William Brooks Real Estate Company, 39 East Canal Street, Nelsonville, Ohio 45764, an Ohio corporation ("Lessor"), and Rocky Shoes & Boots, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, an Ohio corporation ("Lessee").

                                    AGREEMENT

                    ARTICLE 1. DEMISE, DESCRIPTION, AND TERM

         1.01 Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, that certain property (the "Leased Premises") situated in the City of Nelsonville, Athens County, Ohio, and described as follows:

                  Being the Shoe Factory located at 45 East Canal Street and the parking lot located at 13-75 Myers Street in Nelsonville, which is more particularly described in the attached Exhibit "A".

for the term of five years commencing as of May 1, 1998, and ending on April 30, 2003 ("Initial Term") subject to two five year renewal options ("Renewal Terms") as specified in Article 13. Hereinafter "Term" shall refer to the Initial Term and any Renewal Term.

         1.02 Lessor warrants that it holds good title to the Leased Premises in fee simple, and has full power and authority to enter into this lease agreement.

                      ARTICLE 2. RENT AND PLACE OF PAYMENT

         2.01 Lessee shall pay Lessor at 39 East Canal Street, Nelsonville, Ohio, or at such other place as the Lessor shall designate from time to time in writing, as rent ("Rent") for the Leased Premises, the following sums:


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         (a)  During the first through third lease years: $7,000 per month;

         (b)  During the fourth and fifth lease years: $7,500 per month.

         The monthly lease payments shall be paid without set off or deduction in advance on the first day of each calendar month.

         2.02 Effect of Default in Rent and Other Payments. If Lessee defaults in the payment of any installment of rent hereunder, such installment shall bear interest at the rate of twelve percent (12%) per annum from the day it is due until actually paid. All other obligations, benefits, and moneys which may become due to Lessor from Lessee under the terms hereof, or which are paid by Lessor because of Lessee's default hereunder, shall bear interest at the rate of twelve percent (12%) per annum from the due date until paid, or, in the case of sums paid by Lessor, because of Lessee's default hereunder, from the date such payments are made by Lessor until the date Lessor is reimbursed by Lessee therefor.

                        ARTICLE 3. USE OF LEASED PREMISES

         3.01 Use of Premises. Lessee shall have the right to use and occupy the Leased Premises for any lawful purpose.

         3.02 Compliance by Lessee. Except as provided otherwise herein, Lessee shall comply with all laws, ordinances, rules and regulations of all federal, state, county, and municipal governments applicable to the Leased Premises now in force or that may be enacted hereafter, and with all directions, rules, and regulations of the fire marshal, health officer, building inspector, or other proper officers of the governmental agencies having jurisdiction over the Leased Premises, and with standards established from time to time by the National Fire Protection Association or any similar bodies (collectively, all of the foregoing are "Laws"), if such Laws are applicable to Lessee's

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specific use and occupancy of the Leased Premises. Lessee shall make all repairs and structural alterations to the Leased Premises which hereafter may be required in order to comply with the foregoing. Lessee may contest in good faith any applicable Law for which Lessee's compliance is required.

                        ARTICLE 4. TAXES AND ASSESSMENTS

         4.01 Payment by Lessee. In addition to the Rent, Lessee shall, as further consideration for this Lease, pay and discharge all taxes, general and special assessments, and other charges of every description which during the term of this lease may be levied on or assessed against the Leased Premises and all interests therein and all improvements and other property thereon, whether belonging to Lessor or to Lessee, or to which either of them may become liable in relation thereto. Lessee shall pay all such taxes, assessments, and charges at least ten (10) days prior to the date of delinquency thereof and shall give written notice of each such payment to Lessor within five days after such payment is made.

         4.02 Lessor's Option to Pay. If Lessee fails to pay such taxes, assessments or charges, or fails to give written notice of any payment thereof as herein provided at least ten days prior to the time the same becomes delinquent, Lessor may, at its option, at any time within or after such ten day period, pay such taxes, assessments, or charges, together with all penalties and interest which may have been added thereto because of Lessee's delinquency or default, and may likewise redeem the Leased Premises or any part thereof, or the buildings or improvements situated thereof, from any tax sale or sales. Any such amounts so paid by Lessor shall become immediately due and payable as rent by Lessee to Lessor in accordance with Article 11 hereof.

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         4.03 Proration of Taxes. All such taxes and assessments for the first and last years of this Lease shall be prorated between Lessor and Lessee on the basis of the ratio between the time the Leased Premises are leased to Lessee and the time the Leased Premises are not so leased.

         4.04 Contesting Levy, Assessment, or Charge. Lessee shall have the privilege, acting in the name of the Lessor, before delinquency occurs, of protesting, contesting, objecting to, or opposing the legality or amount of any such taxes, assessments, or public charges to be paid by Lessee hereunder, if Lessee shall, in good faith, deem the same to be illegal or excessive. In the event of any such contest, Lessee may to the extent provided by law defer payment of any such tax, assessment, fees or charge so long as the legality or the amount thereof is so contested in good faith; provided, however, that if at any time payment of the whole or any part thereof shall become necessary in order to prevent the termination, by sale or otherwise, of the right of redemption of any property affected thereby, or to prevent eviction of either Lessor or Lessee because of nonpayment thereof, Lessee shall pay the same in order to prevent such termination of the right of redemption or such eviction. Any such contest, whether before or after payment, may be made in the name of Lessor or Lessee, or both, as Lessee may determine, but if such contest is made by Lessee in the name of Lessor, then Lessor shall be notified thereof at least ten days prior to the commencement of the proceeding, and Lessor shall cooperate, reasonably, in such contest. Any such contest shall be at the sale cost and expense of Lessee. Each refund of any tax, assessment, fee, or charge so contested shall be paid to Lessee. Lessor shall not, without the prior approval of Lessee, make or enter into or finally agree to any settlement, compromise, or any disposition of any contest, or discontinue or withdraw any contest, or accept any refund, other adjustments or credit of or from any such tax or assessment as a result of any contest.

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         4.05 Taxes Excluded. Nothing herein contained requires, or shall be construed to require, Lessee to pay any property, gift, estate, inheritance, or other tax assessed against Lessor, its successors or assigns, or any income or other tax, assessment. charge, or levy on the Rent payable by Lessee under this Lease.

                              ARTICLE 5. INSURANCE

         5.01 Lessee's Obligations. Lessee shall secure from insurance carriers acceptable to Lessor, and maintain during the entire Term and any Renewal Term of this Lease, the following coverage:

         (a) Fire and extended coverage insurance on the Leased Premises in an amount not less than 100% percent of the replacement value of the Leased Premises and other improvements on the Leased Premises, provided that insurance in that percentage can be obtained, and, if not, then to the highest percentage that can be obtained less than the said 100%.

         (b) Comprehensive general public liability insurance covering all loss or damage to the person or property of others arising out of the use, ownership, operation or conduct on the Leased Premises with the limits of not less than $1,000,000 for loss from an accident resulting in bodily injury to or death of one or more persons, and $500,000.00 for all liability arising out of damage to or destruction of property, in any one occurrence.

         5.02 Required Provisions. All insurance policies maintained in accordance with this Article 5 shall name Lessor as owner as additional insured and shall provide that no cancellation reduction in amount or change in coverage shall be effective unless at least 30 days written notice has been given to the named insureds.

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         5.03 Failure to Secure. If Lessee at any time during the Term hereof fails to secure or maintain the foregoing insurance, Lessor shall be permitted but not obligated to obtain such insurance in Lessee's name or as agent of Lessee and shall be compensated by Lessee for the cost of the insurance premiums in accordance with Article 11 hereof.

                    ARTICLE 6. FIRE, CASUALTY, OR OTHER LOSS

         6.01 Casualty and Restoration. If the building or other improvements on the Leased Premises are destroyed or damaged by fire, flood, or other casualty, Lessee shall give immediate written notice thereof to Lessor. Subject to Section
6.02 below, Lessor will proceed with reasonable diligence to restore, repair, replace and rebuild the Leased Premises as the same existed prior to the destruction or damage, reasonable wear and tear excepted.

         6.02 Material Casualty. If all or parts of the Leased Premises are damaged by fire or other casualty and the cost to repair such damage exceeds 50% of the replacement cost of the improvements (a "Material Casualty"), this Lease may, at the election of Lessor or Lessee, be terminated as of the date of the casualty. Within 60 days of such Material Casualty, if Lessor or Lessee desires to terminate this Lease, such party will so notify the other party hereto. If the damage does not constitute a Material Casualty or if neither party elects to terminate this Lease as permitted, Lessor shall make all repairs and restore the Leased Premises promptly in accordance with Section 6.01. If Lessor does not substantially complete the repair and reconstruction within one hundred eighty
(180) days after the loss or damage occurs, Lessee may, at its election, terminate this Lease by written notice to Lessor.

         6.03 Rent Abatement. From and after the date of any casualty or damage, and irrespective of the time period required for making repairs, rent and all other amounts due from Lessee under this

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Lease shall abate equitably during the time from the casualty or damage until repaired or restored, or until the Lease is terminated, in an amount equal to the ratio that the portion of the improvements reasonably usable for commercial purposes bears to the total area of the improvements.

         6.04 Insurance Proceeds. If Lessor or Lessee terminates this Lease pursuant to Section 6.02, all insurance proceeds from all policies covering the improvements on the Leased Premises shall be paid to Lessor, except for any separate insurance maintained by Lessee covering Lessee's contents and personal property.

                              ARTICLE 7. UTILITIES

         Lessee shall during the Term hereof pay before delinquency all charges for telephone, telecommunications, gas, electricity, sewage, and water used in or on the Leased Premises and for the removal of rubbish therefrom immediately on becoming due and shall hold Lessor harmless from any liability therefor. Lessee further agrees to pay all charges for repairs to water meters and lines, sewer lines, electric, gas and telephone utilities on the Leased Premises whether necessitated by ordinary wear and tear, temperature extremes, accident, or any other causes. Such payments shall be made immediately on becoming due.

                          ARTICLE 8. WASTE AND NUISANCE

         Lessee shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall it maintain, commit, or permit the maintenance or commission of any nuisance an the Leased Premises or use the Leased Premises for any unlawful purpose.

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                       ARTICLE 9. REPAIRS AND MAINTENANCE

         9.01 Lessee's Duty. Lessee agrees to keep the Leased Premises in good order and repair, reasonable wear and tear excepted. Lessee agrees to maintain in good order and repair all of the leasehold improvements, including, but not limited to, the structure, roof, doors, windows, walls, plumbing fixtures, pipes, floors, stairways, railings, heating and air conditioning facilities and all other portions of the Leased Premises. Lessee also agrees to maintain the curbs and pavements in and about the Leased Premises, together with facilities reasonably appurtenant thereto, including entryway and awnings. Lessee shall keep the said pavements and appurtenances free of ice and snow and trash and expressly assumes sole liability for accidents alleged to have been caused by their defective condition.

         9.02 Hazardous Substances. Lessee shall not cause or permit any Hazardous Substance to be manufactured, stored, discharged, leaked or emitted on, in or under the Leased Premises in violation of any Applicable Environmental Laws. For purposes of this Lease, the term "Hazardous Substance" shall mean any product, substance, chemical, waste or electromagnetic emissions that is or shall hereafter be listed or defined as hazardous, toxic, or dangerous under Applicable Environmental Laws. "Hazardous Substance" includes without limitation petroleum products and polychlorobiphenyls ("pcbs"). The term "Applicable Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1471 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. 300f through

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300j, and any similar state and local laws and ordinances, and the regulations implementing such statutes. Lessee hereby agrees to indemnify, defend (with counsel reasonably acceptable to Lessor) and hold harmless Lessor and Lessor's employees, contractors, agents, officers, partners, assigns and successors of Lessor and their affiliates from any claims (including without limitation third party claims for personal injury or real or personal property damage), actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settlement of claims), interest or losses, including attorneys' fees (including any fees and expenses incurred in enforcing this indemnity), consultant fees, and expert fees that arise directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Substance of any kind, whether into the air, soil, surface water, ground water, pavement, structures, fixtures, equipment, tanks, containers or other personalty on, in, under or above the Leased Premises caused by Lessee or Lessee's invitees, (which term shall not include Lessor and Lessor's invitees), contractors, agents, employees or representatives. The indemnification obligation of Lessee set forth in the preceding sentence shall survive the termination of this Lease and shall include, without limitation, costs, including capital, operating and maintenance costs incurred in any cleanup, remedial, removal or restoration work required or performed by any federal, state or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release or suspected release of any Hazardous Substance on, in, under or above the Leased Premises (hereinafter the "remedial work").



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               ARTICLE 10. ALTERATIONS, IMPROVEMENTS, AND FIXTURES

         10.01 Lessee shall not alter or improve the Leased Premises without the prior written consent of Lessor to do so, which consent shall not be unreasonably withheld. All improvements, equipment, and fixtures placed on the Leased Premises by Lessee shall at all times be and remain the property of Lessee, and Lessee shall have the right to remove said improvements, equipment, and fixtures at any time during the term hereof. Should Lessee fail to remove such improvements, equipment, fixtures, or any of them on or before the date of termination of this Lease, such property remaining on the Leased Premises shall be deemed abandoned by Lessee and shall thereupon become the absolute property of Lessor without compensation to Lessee. Lessee nevertheless covenants and agrees that any such improvements shall be made in a careful, workmanlike manner and in compliance with all applicable, federal, state, and municipal laws and regulations.

                ARTICLE 11. LESSOR'S RIGHT TO PERFORM FOR LESSEE

         If Lessee fails to perform or comply with any of its agreements contained herein, Lessor shall give notice of such failure to Lessee and, 20 days after such notice is given, Lessor may itself make such payment or perform or comply with such agreement (except that if Lessee's failure creates substantial risk of harm to or forfeiture of the Leased Premises, Lessor may make such payment or perform or comply with such agreement concurrently with or at any time after the giving of such notice), and the amount of such payment and the amount of the reasonable expenses of Lessor (including attorneys' fees) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be paid by Lessee to Lessor together with interest thereon at an annual rate equal to 12% from the date of such payment and expenses until paid to Lessor by Lessee.

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                          ARTICLE 12. QUIET POSSESSION

         12.01 Covenant of Quiet Possession. Lessor covenants that at all times during the Term of this Lease so long as Lessee is not in default hereunder, Lessee's quiet enjoyment of the Leased Premises shall not be disturbed.

         12.02 Encumbrance. Lessor reserves the right to encumber the Leased Premises at any time during the Term of this Lease, and this Lease and any renewal or extensions of the Term hereof shall be subordinate, at the option of the Lessor, to any and all encumbrances given by Lessor to secure funds for the Leased Premises. This subordination shall not defeat the continuation of the Term of this Lease under the provisions of Articles 1.

         ARTICLE 13. OPTION TO RENEW OR EXTEND 13.01 Renewal Option. If Lessee is not then in default of its obligation to pay rent or of any other obligations hereunder, Lessee shall have the right to renew this Lease for two Renewal Terms of five years each beginning on May 1, 2003, and May 1, 2008 respectively under the same terms and conditions as this Lease; provided, however that the monthly base Rent during the two Renewal Terms shall be increased to $8,000 and $8,500, respectively. Lessee may exercise the options to renew by giving Lessor written notice thereof on or before January 1, 2003, and January 1, 2008 respectively.
13.02 Effect of Holding Over. If Lessee does not renew or extend the term of this Lease as herein provided, and holds over beyond the expiration of the Term hereof, such holding over shall be deemed a month-to-month tenancy only, with Rent payable on the 1st day of each and every month thereafter until the tenancy is terminated in a manner provided by law. Rent during such

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holdover period shall be at the same monthly level as was payable with respect to the last month of the Term.

                 ARTICLE 14. OPTION TO PURCHASE LEASED PREMISES

         14.01 Grant of Option to Lessee. Lessor grants to Lessee the option ("Option") to purchase the Leased Premises at any time during the Initial Term or Renewal Term of this Lease provided that Lessee is not then in default of any of its obligations hereunder.

         14.02 Method of Exercising Option. Lessee shall exercise the Option by giving notice ("Option Notice") to Lessor.

         14.03 Establishing Price. The purchase price shall be the greater of
(a) $250,000.00 and (b) the fair market value established by appraisal, as hereinafter provided. Upon Lessee's exercise of the Option, the parties shall attempt to appoint a qualified real estate appraiser acceptable to Lessor and Lessee, within 15 days after the Option Notice is given to Lessor. The appraiser shall have at least five (5) years commercial appraisal experience in the area in which the Leased Premises are located and shall appraise and set the fair market value of the Leased Premises. If a party does not participate in the appointment of the appraiser within fifteen (15) days after Lessee exercises the Option, the appraiser appointed by the other party shall be the sole appraiser and shall set the fair market value of the Leased Premises. If the Lessor and Lessee do not mutually agree on an appraiser, each of Lessor and Lessee shall have the right to appoint an appraiser within said 15 day period, and if two appraisers are appointed by the parties, they shall meet promptly and attempt to set the fair market value of the Leased Premises. If the two appraisers do not agree on the fair market value within thirty (30) days after the second appraiser has been appointed, the two appraisers shall attempt to elect a third appraiser meeting the qualifications stated in this section within ten (10)

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days after the last day the two appraisers are given to set the fair market value. If the two appraisers do not agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then president of the county real estate board of the county in which the Leased Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third appraiser who meets the qualifications stated in this section. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however, selected, shall be a person who has not previously acted in any capacity for either party.

         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the fair market value of the Leased Premises. If a majority of the appraisers do not set the fair market value within the stipulated period of time, the three appraisers' appraisals shall be added together and their total divided by three and the resulting quotient shall be the fair market value for purposes of the purchase price of the Leased Premises.

         The value established by appraisal shall be the fair market value of the Leased Premises at the time of appraisal. In appraising the Leased Premises as provided in this Article, the appraisers shall not take into consideration the existence of this Lease or Lessee improvements.

         After the fair market value for the Leased Premises has been set, the appraisers shall immediately notify the parties. If Lessee objects to the fair market value that has been set, Lessee shall have the right to elect not to purchase the Leased Premises, as long as Lessee pays all the costs in connection with the appraisal procedure that set the fair market value. Lessee's election not to purchase the Leased Premises must be exercised within thirty (30) days after receipt of notice from the appraisers of the purchase price. If Lessee does not exercise the election not to purchase within

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the thirty (30) day period, Lessee shall purchase the Leased Premises from
Lessor, as provided in this Article.

         14.04 Method of Payment. The purchase price shall be payable in cash in lawful money of the United States to Lessor by Lessee at closing (the date the deed is recorded).

         14.05 Title To Premises. Lessor shall deliver to Lessee an executed general warranty deed in recordable form conveying the Leased Premises. Title to the Leased Premises shall be conveyed by Lessor to Lessee, subject only to current real estate taxes not yet due and payable and title defects or encumbrances created by Lessee.

         14.06 Proration. Rent shall be prorated as of the date of closing. Any other prepaid rent previously paid by Lessee to Lessor will be credited to Lessee against the purchase price.

         14.07 Closing Costs. Transfer taxes, recording fees on the deed, and all other closing costs shall be allocated between and paid by the parties hereto.

         14.08 Deed and Other Documents. At time of closing, Lessor shall convey good and marketable title to the Leased Premises by a transferrable and recordable duly executed general warranty deed, which shall include release of all dower interests, if applicable.

                            ARTICLE 15. CONDEMNATION

         15.01 All of Premises. If during the Term of this Lease or any extension or renewal thereof, all or substantially all of the Leased Premises should be taken for any public or quasi-public use under any law, ordinance, or regulation or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate on the date of taking of possession of the Leased Premises by the condemning authority. "Substantially all" of the Leased Premises will be deemed to have been taken if 50% or more of the Leased Premises are taken or if

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such portion of the Leased Premises as will make it impracticable to use the
Leased Premises is taken.

         15.02 Partial. If less than all of the Leased Premises shall be taken for any public or quasi-public use under any law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate but Lessor shall forthwith at its sole expense, restore and reconstruct the building and other improvements situated on the Leased Premises, provided such restoration and reconstruction shall make the Leased Premises reasonably suitable for the uses for which the Leased Premises are leased. The award for any such partial taking shall be paid to Lessor. The Rent payable hereunder during the unexpired portion of this Lease shall be adjusted equitably.

         15.03 Awards. Lessor and Lessee shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings. The termination of this Lease shall not affect the rights of the respective parties to such awards.

                              ARTICLE 16. DEFAULTS

         16.01 Default by Lessee. At any time during the Term, Lessee shall be in default under this Lease if (i) Lessee shall default in the payment of any rent or of any other sum of money whatsoever which Lessor shall be obligated to pay under the provisions hereof, and such default shall remain uncured for a period of thirty (30) days following written notice thereof, or (ii) Lessee shall default in the performance or observance of any of the other terms, covenants, conditions or agreements hereof and Lessee fails to cure such nonmonetary default for thirty (30) days after written notice, or, if such nonmonetary default shall be of such a nature that the same cannot practicably be cured

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within said thirty (30) day period, Lessee shall not within said thirty (30) day period commence with due diligence to cure and perform such defaulted term, covenant, conditions or agreement, or Lessee shall within said thirty (30) day period commence with due diligence to cure and perform such defaulted term, covenant, condition or agreement, but shall thereafter fail or neglect to prosecute and complete with due diligence, the curing and performance of any such defaulted term, covenant, condition or agreement.

         16.02 Remedies. Upon the occurrence of such default, Lessor, at Lessor's option, may elect to terminate this Lease at any time, and the Term shall expire upon such election as fully and completely as if said date were the date herein originally fixed for the expiration of the Term hereof, and Lessee shall thereupon quit and peacefully surrender the Leased Premises to Lessor, without any payment therefor by Lessor, and Lessor may re-enter and remove all persons and property therefrom pursuant to such proceedings as are provided by law. Lessor may, at its option, elect to re-enter the Leased Premises, pursuant to such proceedings as are provided by law, without terminating the Lease, in which case Lessee shall surrender the Leased Premises to Lessor.

         Lessor may take possession of the Leased Premises as provided herein and/or terminate this Lease without waiving or releasing any other rights or remedies provided by law.

                        ARTICLE 17. SURRENDER OF PREMISES

         Lessee shall without demand therefor and at its own cost and expense on or prior to expiration of the Term hereof or of any extended Term hereof, remove all property belonging to it and all alterations, additions or improvements, and fixtures which by the terms hereof it is permitted to remove, repair all damage to the Leased Premises caused by such removal, and restore the Leased Premises to the condition they were in prior to the installation of the property so removed. Any

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property not so removed shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor.

                        ARTICLE 18. INSPECTION BY LESSOR

         Lessee shall permit Lessor and its agents to enter into and upon the Leased Premises at all reasonable times for the purpose of inspecting the same or for the purpose of determining Lessee's compliance with the obligations of this Lease.

                       ARTICLE 19. ASSIGNMENT AND SUBLEASE

         Lessee shall not assign this Lease nor sublet all or any portion of the Leased Premises without the prior written consent of Lessor, which consent may be unreasonably withheld. Lessor is expressly given the right to assign any or all of its interest under the terms of this lease.

                            ARTICLE 20. MISCELLANEOUS

         20.01 Parties Bound. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrator, legal representations, successors, and assigns when permitted by this Lease.

         20.02 Ohio Law to Apply. This Lease shall be construed under and in accordance with the laws of the State of Ohio, and all obligations of the parties created hereunder are performable in Athens County, Ohio.

         20.03 Legal Construction. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceable shall not effect any other provision thereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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         20.04 Sole Agreement of the Parties. This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

         20.05 Amendment. No amendment, modification, or alteration of the terms hereof shall be binding unless the same be in writing, dated; subsequent to the date hereof, and duly executed by the parties hereto.

         20.06 Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         20.07 Waiver of Default. No waiver by the parties hereto of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be a waiver of any other breach of the same or any other term, condition, or covenant contained herein.

         20.08 Time of Essence. Time is of the essence of this agreement.

         20.09 Exculpation of Lessor. If Lessor shall convey title to the Leased Premises pursuant to a sale or exchange of property, the Lessor shall not be liable to Lessee or any immediate or remote assignee or successor of Lessee as to any act or omission from and after such conveyance.

                        ARTICLE 21. SAVE HARMLESS CLAUSE

         Lessee does hereby agree to save the Lessor harmless from and against all claims, demands, damages and causes of action arising with respect to the Leasehold Premises or the use thereof by Lessee during the Term of this Lease or any extension thereof.

                               ARTICLE 22. NOTICES

         All notices hereby provided for or which may be given in connection with this Lease shall be in writing, and such notices shall be deemed to have been properly given when delivered personally at the address last designated hereunder for the intended party or when sent by U.S. Registered or Certified Mail Postage Prepaid, Return Receipt Requested or by overnight mail by a recognized national carrier. If given to Lessor, notice shall be addressed to Lessor at 39 East Canal Street, Nelsonville, Ohio 45764, Attention: Patricia Robey. If given to Lessee, notice shall be addressed to Lessee at 39 East Canal Street, Nelsonville, Ohio 45764, Attention: Mike Brooks, President. The mailing of such notice in the manner aforesaid shall be deemed sufficient service and shall be deemed given as of the date of the deposit thereof for mailing in a duly constituted United States Post Office or branch thereof located in the same state as is shown in the address to which directed, or on the third day after such deposit if made in a Post Office or branch thereof in any other state in the United States of America or one business day after deposit with an overnight carrier.
         IN WITNESS WHEREOF, the undersigned Lessor and Lessee hereto execute this agreement as of the day and year first above written.


Signed and acknowledged
presence of:                         WILLIAM BROOKS REAL ESTATE COMPANY
                                     LESSOR



/s/ CHRISTINE LEHMAN                 By   /s/ PATRICIA H. ROBEY
--------------------------             ----------------------------
                                     Its  President
                                        ---------------------------

/s/   BRENDA HAMMOND
--------------------------

                                      ROCKY SHOES & BOOTS, INC.
                                      LESSEE



/s/ BRENDA HAMMOND                    By  /s/ DAVID FRAEDRICH
--------------------------             ----------------------------
                                      Its    Exec. V.P.
                                         --------------------------

/s/  CHRISTINE LEHMAN
--------------------------


STATE OF OHIO,
COUNTY OF ATHENS, ss.

         Before me, a Notary Public in and for said County, personally appeared the above named William Brooks Real Estate Company, the Lessor, by Patricia H. Robey its President in the foregoing lease, and acknowledged the signing thereof to be the voluntary act and deed of the said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 5th day of June, 1998.


                                      /s/ ALAN C. YOUNG
                                      ----------------------------
                                      Notary Public


STATE OF OHIO,
COUNTY OF ATHENS, ss.

         Before me, a Notary Public in and for said County, personally appeared the above named Rocky Shoes & Boots, Inc., the Lessee, David Fraedrich its Executive Vice President in the foregoing Lease, and acknowledged the signing thereof to be the voluntary act and deed of the said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this 5th day of June, 1998.


                                      /s/  ALAN C. YOUNG
                                      ----------------------------
                                      Notary Public